UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American DG Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3569304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45 First Avenue
Waltham, Massachusetts 02451

(Address of principal executive offices)

American Distributed Generation Inc. 2001 Stock Incentive Plan

American DG Energy Inc. 2005 Stock Incentive Plan

(Full title of the Plans)

Anthony S. Loumidis

Chief Financial Officer

American DG Energy Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 622-1117

(Name, address and telephone number of agent for service)

Copy to:

Edwin L. Miller Jr.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Tel: (617) 338-2800

Fax: (617) 338-2880

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	4,000,000 shares	$0.70	$2,800,000	$85.96

(1)             In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             There currently is no public market for the securities of the registrant. Estimated solely for purposes of this offering under Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the book value of the common stock of American DG Energy Inc., computed as of October 11, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the registrant with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)           Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(b)           Quarterly Report on Form 10-QSB for the period ended March 31, 2007.

(c)           Quarterly Report on Form 10-QSB for the period ended June 30, 2007.

(d)           The description of the registrant’s common stock contained in the registration statement on Form 10-SB filed with the Securities and Exchange Commission on November 2, 2006, as amended, and all further amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law and the registrant’s charter and by-laws provide for indemnification of its directors and officers for liabilities and expenses that they may incur in such capacities.  In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

The registrant also maintains directors and officers liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1.   Item 512(a) of Regulation S-K.   The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Not applicable.

(5)           Not applicable.

(6)           Not applicable.

2.   Item 512(b) of Regulation S-K.   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Item 512(h) of Regulation S-K.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on October 11, 2007.

AMERICAN DG ENERGY INC.

By:	/s/ JOHN N. HATSOPOULOS
John N. Hatsopoulos
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned officers and directors of the company hereby constitute and appoint John N. Hatsopoulos, Barry J. Sanders and Anthony S. Loumidis, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable the company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this registration statement, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE N. HATSOPOULOS	Chairman of the Board	October 11, 2007
George N. Hatsopoulos

/s/ JOHN N. HATSOPOULOS	Chief Executive Officer	October 11, 2007
John N. Hatsopoulos	(Principal Executive Officer)

/s/ ANTHONY S. LOUMIDIS	Chief Financial Officer	October 11, 2007
Anthony S. Loumidis	(Principal Financial & Accounting Officer)

/s/ EARL R. LEWIS	Director	October 11, 2007
Earl R. Lewis

/s/ CHARLES T. MAXWELL	Director	October 11, 2007
Charles T. Maxwell

/s/ ALAN D. WEINSTEIN	Director	October 11, 2007
Alan D. Weinstein

EXHIBIT INDEX

The following are the exhibits are to this registration statement (all of which have been filed herewith):

Exhibit No.		Description
5.1	—	Opinion of Sullivan & Worcester LLP

23.1	—	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1)

23.2	—	Consent of Vitale, Caturano & Co., Ltd.

23.3	—	Consent of Carlin, Charron & Rosen, LLP

24	—	Powers of Attorney (included in the signature page to this registration statement)